UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 13, 2006

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On January 13, 2006, GAINSCO, INC. (the “Company”) completed a private placement of $25 million in aggregate liquidation amount of floating rate capital securities to two institutional investors, through a newly formed Delaware statutory trust affiliate, GAINSCO Capital Trust I (the “Trust”). The Trust was created through a trust agreement between the Company, as depositor, and Wilmington Trust Company. The capital securities mature in March 2036, are redeemable at the Company’s option beginning March 31, 2011, and require quarterly distributions by the Trust to the holders of the capital securities at a rate equal to the three-month LIBOR rate plus 3.85%. Concurrently, the Company purchased all of the common securities of the Trust for $774,000, having a $774,000 liquidation amount.

The proceeds from the sale of the capital securities and common securities were used by the Trust to purchase $25,774,000 in aggregate principal amount of the Company’s floating rate junior subordinated debentures. The Company agreed to bear all the cost of the issuance of the capital securities and common securities, including an offering discount of 2% of the $25 million aggregate liquidation amount of the capital securities and offering fees and expenses. The net proceeds to the Company from the sale of the debentures to the Trust was approximately $23.6 million and will be used to redeem all of the Company’s 18,120 outstanding shares of Series A Convertible Preferred Stock (“Series A Preferred”) for approximately $18.5 million, including accrued dividends to the redemption date, to provide capital to the Company’s insurance subsidiaries and for general corporate purposes.

All of the outstanding Series A Preferred is held by Goff Moore Strategic Partners, L.P. (“GMSP”), is redeemable at any time by the Company upon 60 days written notice and will be redeemable at the option of GMSP on January 1, 2011. These shares became entitled to receive cash dividends of 10% per annum beginning January 1, 2006. The Company expects to redeem the Series A Preferred by the end of the first quarter 2006. GMSP is the beneficial owner of approximately 33% of the Company’s outstanding common stock, and John C. Goff, the managing general partner of GMSP, is a member of the Company’s Board of Directors. Mr. Goff did not participate in the decision to issue the capital securities or to redeem the Series A Preferred.

The debentures were issued pursuant to a Junior Subordinated Indenture dated January 13, 2006 between the Company and Wilmington Trust Company, as trustee (the “Indenture”). Like the capital securities, the debentures bear interest at a floating rate equal to three month LIBOR plus 3.85%. The interest payments by the Company on the debentures will be used by the Trust to pay the quarterly distributions to the holders of the capital securities. However, so long as no event of default, as described in the Indenture, has occurred, the Company may defer interest payments on the debentures (in which case the Trust will be entitled to defer distributions otherwise due on the capital securities) for up to 20 consecutive quarters.

The debentures are subordinated to the prior payment of senior indebtedness of the Company and will be recorded as a long term liability on the Company’s balance sheet. The debentures mature on March 31, 2036 but may be redeemed at the Company’s option at any time on or after March 31, 2011 or at any time upon the Trust being deemed an investment company or the occurrence of certain adverse tax events. Any redemption would be at the liquidation value of $1,000 per capital security.

The debentures may be declared immediately due and payable at the election of the trustee or holders of 25% of aggregate principal amount of outstanding debentures upon the occurrence of an event of default. An event of default generally means (1) failure to pay any interest when due that continues for a period of 30 days, except in the case of an election by the Company to defer payments of interest for up to 20 consecutive quarters (which does not constitute an event of default), (2) failure to pay the principal amount of the debentures when due, (3) failure by the Company to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after receipt of proper notice of such failure, or (4) certain events of bankruptcy, insolvency or reorganization.

The Company also entered into a Guarantee Agreement with Wilmington Trust Company pursuant to which it agreed, on a subordinated basis, to guarantee payments owed by the Trust on the capital securities, and the payment of principal of the capital securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or principal of the capital securities after having received interest payments or principal payments on the debentures for the purpose of paying those distributions or the principal amount of the capital securities.

Taken together, the Company’s obligations under the debentures, the Indenture, the Amended and Restated Trust Agreement and the Guarantee Agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities, subject to the subordination provisions of the agreements.

Copies of the Amended and Restated Trust Agreement, the Indenture and the Guarantee Agreement are attached hereto a Exhibits 10.41, 10.42 and 10.43, respectively. The foregoing descriptions of such documents are only summaries and are qualified in the entirety by the full text of the agreements, which are incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.41

Amended and Restated Trust Agreement among GAINSCO, INC. as Depositor, Wilmington Trust Company as Property Trustee, Wilmington Trust Company as Delaware Trustee, and Glenn W. Anderson, Daniel J. Coots and Richard M. Buxton as Administrators, dated as of January 13, 2006. (1)

10.42	Junior Subordinated Indenture between GAINSCO, INC. and Wilmington Trust Company, as Trustee, dated as of January 13, 2006. (1)

10.43	Guarantee Agreement between GAINSCO, INC. as Guarantor and Wilmington Trust Company as Guarantee Trustee, dated as of January 13, 2006. (1)

(1) Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED:  January 18, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

10.41

Amended and Restated Trust Agreement among GAINSCO, INC. as Depositor, Wilmington Trust Company as Property Trustee, Wilmington Trust Company as Delaware Trustee, and Glenn W. Anderson, Daniel J. Coots and Richard M. Buxton as Administrators, dated as of January 13, 2006. (1)

10.42	Junior Subordinated Indenture between GAINSCO, INC. and Wilmington Trust Company, as Trustee, dated as of January 13, 2006. (1)

10.43	Guarantee Agreement between GAINSCO, INC. as Guarantor and Wilmington Trust Company as Guarantee Trustee, dated as of January 13, 2006. (1)

(1) Filed herewith